November 7, 2014

    Re: Transfer Agency and Services Fees

Dear Sir/Madam:

This letter constitutes our agreement with respect to the compensation to be paid to BNY Mellon Investment Servicing (US) Inc. ("BNY Mellon" or "BNYM") under the terms of a Transfer Agency and Shareholder Services Agreement, dated as of the date stated above, between BNYM and Trust for Advised Portfolios on its own behalf and on behalf of 1919 Financial Services Fund, 1919 Socially Responsive Balanced Fund, 1919 Variable Socially Responsive Balanced Fund and 1919 Maryland Tax-Free Income Fund ("TA Agreement") for services provided to and on behalf of each of the Funds.  This letter constitutes the Fee Agreement, as defined at Section 9(a) of the TA Agreement.  "Fund" has the same meaning in this letter agreement as in the TA Agreement. Pursuant to Section 9(a) of the TA Agreement, and in consideration of the services to be provided to each Funds, the Funds will pay BNY Mellon certain fees and reimburse BNY Mellon for certain expenses, as follows:

1.           Account Fee:

Active direct accounts:                                                                                     $___ per account per year
NSCC level III accounts:                                                                                   $___per account per year
Inactive accounts* for the first 200,000 accounts:                                       $___per inactive account per year
Inactive accounts* in excess of 200,000 accounts:                                      $___per inactive account per year

Notes: (1)	An omnibus account maintained by a financial intermediary shall be treated as a single “active direct account.”

(2)
The fee for any service described in the TA Agreement, including Schedule B, for which a specific fee is not listed below and which is not listed under “Out-of-Pocket and Miscellaneous Expenses” is included in the Account Fee.

(3)	There is no minimum applicable to aggregate Account Fees received by BNY Mellon.

*Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance.  Inactive/closed accounts are generally purged at least annually and may be purged more frequently upon the mutual agreement of a Fund and BNY Mellon. Fees will not be prorated. Any part of a month for which services are provided will be billed as a full month.

2.           Compliance/Regulatory Fees:

4% of the total active and inactive account fees referenced in Section 1 above.

Services to be provided include anti-money laundering, customer identification program, lost shareholder reporting, “red flags”, escheatment/abandoned property, compliance, SSAE 16 reporting and summary of policies and procedures, late trading monitoring and systems access, and cost basis accounting. Services also include other compliance-related and regulatory-related services described in the TA Agreement thereto unless a specific fee for such a service is set forth herein.

3.           Digital Archival (COLD) Storage:                                                                  $___per page

4.           Image Transaction Fee:                                                                                     $___per image

5.           Print Mail:

Output Development
Conversion Fee                                                                     Included in Section 1 Account Fees
Systems Development/Programming Fee                                                      $___ per hour

Confirms/Checks/Statements – Simplex B/W
Per Image Printed                                                                                               $___per image
Machine Insertion                                                                                             $___per sheet

Mail Preparation/Pre Sort
Per Envelope                                                                                                       $___per envelope

Tax Package
Tax Package (including 1099-Q reporting)                                                     $___per package

Digital Services
Create and Send Data for ePresentment                                                         $___ per image
Annual Storage Fee                                                                                           $___per image
Email Notification                                                                                               $___per email
Email Event Fee                                                                                                  $___per event

Shipping/Inventory
Inventory Storage                                                                                              $___per skid
Inventory Dump/Destruct Charge                                                                   $___per S.K.U.
White Paper                                                                                                        $___per page
Generic Envelopes                                                                                             $___per envelope

Miscellaneous
Prospectus Insertion                                                                                         $___per envelope
Work Order Administrative Fee                                                                      $___per work order
Manual Pulls Each                                                                                             $___each

++	Prices subject to immediate change due to manufacturer or service provider increases. Quoted stock prices include any applicable administration charge.

*	Postage and materials fees are not included. BNY Mellon can estimate materials based on the Funds’ requirements.

6.	AdvisorCentral Fees	Included in Section 1 Account Fees
(Including click charges and broker IDs)

7.	Data Repository and Analytics Suite Fees	Included in Section 1 Account Fees

8.	Data Delivery Fees	Included in Section 1 Account Fees
(Including all transmissions and record charges pushed to RIAs)

9.	News and Exception Workflow System Fees	Included in Section 1 Account Fees

10.	Customer Management Suite Fees	Included in Section 1 Account Fees

11.	Workflow Management and Image Processing Fees	Included in Section 1 Account Fees

12.	Internet Account Management Fees	Included in Section 1 Account Fees
(Including click charges on retail internet product)

13.           Other Fees and Charges

Transmissions                                                                                      Included in Section 1 Account Fees

(Including sales reporting, MSRB, Legg Mason, etc.)

Portfolio set ups                                                                                   Included in Section 1 Account Fees

Portfolio and subaccounting conversions                                       Included in Section 1 Account Fees

Portfolio mergers and acquisitions                                                    Included in Section 1 Account Fees

Disaster recovery                                                                                 Included in Section 1 Account Fees

Purchases                                                                                              Included in Section 1 Account Fees

Exchanges and Transfers                                                                    Included in Section 1 Account Fees

Maintenances                                                                                        Included in Section 1 Account Fees

Withdrawals/distributions	Included in Section 1 Account Fees

Liquidations	Included in Section 1 Account Fees

Correspondences                                                                                 Included in Section 1 Account Fees

Call outs and call ins                                                                            Included in Section 1 Account Fees

Gain/Loss reporting                                                                             Included in Section 1 Account Fees

Dealer invoicing for losses due to transaction                                Included in Section 1 Account Fees
adjustments

Management company support                                                         Included in Section 1 Account Fees
(Including research, reporting, problem resolution, etc.)

Monthly management reporting (customized)                                 Included in Section 1 Account Fees

Dealer commission and 12b-1 processing                                        Included in Section 1 Account Fees

Small account fee process                                                                   Included in Section 1 Account Fees

Training                                                                                                  Included in Section 1 Account Fees

14.           Out-of-Pocket and Miscellaneous Expenses:

Out-of-pocket and miscellaneous expenses include, but are not limited to, charges for the following products and services, as applicable:

• Escheatment (charges of Keane or similar abandoned property/escheatment provider, mailings, forms, envelopes, postage, print/mail vendor charges, other charges approved by the Funds)
• Digital recording

        • Postage
• Banking charges
• Courier services-FedEx, UPS, etc.
• 800 lines – AT&T, Sprint, etc.
• Hardware or software third party (with consent of the Funds)
• Iron Mountain storage fees
• Inventory
• Record retention
• Any other expenses incurred at the direction of the Funds

15.           Shareholder Expenses:

Tax Advantaged Account Custodian fee:

$___per Custodied Account (as defined at Section 3(a)(12) of the TA Agreement)

Other shareholder expenses include but are not limited to:

• Overnight delivery as requested by the Shareholder
• Wire fee for disbursement if requested by the Shareholder
• All other miscellaneous fees incurred at the direction of the Funds

16.	SuRPAS Accounts (as defined in the TA Agreement):

Part I.     Fees.

A.           Account Fee.

Active Direct	$___per account per annum

Compliance Fees

AML Annual Fee:                                                                                Included in Section 16 Account Fees
CIP Annual Fee:                                                                                   Included in Section 16 Account Fees

Services to be provided include anti-money laundering, customer identification program, SSAE16 reporting and summary of policies and procedures.

News and Exception Workflow System Fees                                  Included in Section 16 Account Fees

Internet Account Management Fees	Included in Section 16 Account Fees

Shareholder Account Manager (SAM)

Other Fees and Charges

Transmissions                                                                       Included in Section 16 Account Fees

Portfolio set ups                                                                   Included in Section 16 Account Fees

Portfolio mergers and acquisitions                                    Included in Section 16 Account Fees

Disaster recovery                                                                 Included in Section 16 Account Fees

Purchases                                                                              Included in Section 16 Account Fees

Exchanges and Transfers                                                    Included in Section 16 Account Fees

Maintenances                                                                       Included in Section 16 Account Fees

Withdrawals/distributions	Included in Section 16 Account Fees

Liquidations	Included in Section 16 Account Fees

Correspondences                                                                 Included in Section 16 Account Fees

Call outs and call ins                                                            Included in Section 16 Account Fees

Gain/Loss reporting                                                             Included in Section 16 Account Fees

Management company support                                         Included in Section 16 Account Fees
(Including research, reporting, problem resolution, etc.)

Monthly management reporting (customized)                 Included in Section 16 Account Fees

Dealer commission and 12b-1 processing                        Included in Section 16 Account Fees

Small account fee process                                                   Included in Section 16 Account Fees

Training                                                                                  Included in Section 16 Account Fees

AdvisorCentral                                                                     Included in Section 16 Account Fees

B.           System Enhancement Fees.

Mainframe:                                                                                                             $___per hour
Non mainframe:                                                                                                     $___per hour

C.           General Term Regarding Annual Fees.

Fees indicated to be annual fees will be calculated and paid monthly on one-twelfth (1/12th) of the annual fee amount.

Part II.    Other Charges

A.           Miscellaneous Charges

Miscellaneous charges include, but are not limited to, charges for the following products and services as applicable:

• Banking services • Digital archival • Digital recording • B/C Notices • Consolidated Statements	• Custom development /programming • Pre-printed stock • Deconversion expenses • Research requests • Overnight package administration –

B.           Out-Of-Pocket Expenses.

Out-of-pocket expenses include but are not limited to:

•	Telephone lines
•	Postage
•	Overnight delivery

•	Hardware/phone lines for transmissions
•	Record retention and retrieval
•	Travel expenses incurred at your direction
•	Escheatment (charges of Keane or similar abandoned property/escheatment provider, mailings, forms, envelopes, postage, mailing print/mail vendor charges, other charges approved by a Fund)
•	Digital recording
•	Postage
•	Banking charges
•	Courier services-FedEx, UPS, etc.
•	800 lines – AT&T, Sprint, etc.
•	Hardware or software third party (with consent of a Fund)
•	Iron Mountain storage fees
•	Inventory
•	Record retention

C.           Shareholder expenses (which may be incurred by the Fund).

Shareholder expenses include but are not limited to:
•	IRA processing
•	Exchange fees between funds
•	Requests for account transcripts
•	Lost certificate bonding
•	Overnight delivery if requested by the shareholder
•	Wire fee for disbursement if requested by the shareholder
•	All other miscellaneous fees incurred on behalf of the fund

D.           Print Mail Fees.

Printing
per confirm or statement image printing	$___
per check printing	$___

Inserting
Confirms
daily confirms: machine inserting per page (includes BRE/CRE) per thousand	$___
minimum:	$___
daily confirms: custom inserting per page (includes BRE/CRE), per thousand	$___
minimum	$___
additional inserts custom insertion	$___
additional inserts machine insertion	$___

Statements
statements: machine inserting per page (including BRE or CRE), per thousand	$___
minimum	$___
statements: hands inserting per page (includes BRE or CRE), per thousand	$___
minimum	$___

additional inserts custom insertion	$___
additional inserts machine insertion	$___

Checks
daily checks machine insertion per page, per thousand	$___
minimum	$___
daily checks custom insertion per page, per thousand	$___
minimum	$___
additional inserts custom inserting	$___
additional inserts machine	$___

Periodic checks custom inserting, per thousand	$___
minimum	$___
periodic checks machine inserting, per thousand	$___
minimum	$___
Machine intelligent (selective) inserting: per page (all output types), per thousand	$___
minimum	$___
Hands intelligent (selective) inserting: per page (all output types), per thousand	$___
minimum	$___
Listbills	$___
minimum	$___

SHIPPING/DELIVERY
Inventory receipts/S.K.U	$___
Inventory storage/location/month - per skid	$___
Courier charge	$___
Shipping boxes	$___
Oversized envelopes	$___

OTHER TAX/COMPLIANCE MAILINGS
Duplex print, each	$___
Simplex print, each	$___
Machine insert 1 piece, per thousand	$___
minimum	$___
Custom insert 1 piece, per thousand	$___
minimum	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Work order administration fee	$___
Affidavit charge, each	$___
Machine fold material, per thousand	$___
Custom insert fold material, each	$___

OTHER FEES
Work Order Administration fee	$___
Manual pulls, each	$___
Special projects, per hour	$___
Per piece mail preparation/pre-sort fee, per piece	$___
Fast forward fees, per piece	$___

Folding Machines per thousand	$___
Folding Hands, per piece	$___
Cutting, per thousand	$___
Tabbing (self mailers any size), 1 tab, per thousand	$___
Tabbing (self mailers any size), 2 tabs, per thousand	$___

DIGITAL SERVICES
Monthly service fee (AOS reports)	$___
Annual per statement fee (HTML) per image
0 - 300,000 accounts	$___
300,000 - 700,000 accounts	$___
In excess of 700,000 accounts	$___
Original PDF images (pages), per image
0 - 1 million	$___
1 million - 3 million	$___
In excess of 3 million	$___
Web maintenance and PDF server storage for presentment (pages), per image	$___
Line data & Alchemy storage (year-end transcripts), per image	$___
Original CD-ROM charges	$___
Email Notification (per email)	$___

Fund Compliance Mailings – Prospectus, annual report, semi-annual reports, Section 19 notices
Creation of zip disk mailing file	$___
ZIP+4 data enhancement (clean/format all addresses), per thousand	$___
Minimum	$___
Data manipulation (create mailing data base, split files), per hour	$___
Data extract shareholder records from mainframe system, per hour	$___
Household (combining) programming: record consolidation, per thousand
Minimum	$___
Address and Machine insert #10 or 6x9 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert #10 or 6x9, per thousand	$___
Address and machine insert 9x12 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert 9x12, per thousand	$___
Address envelope only (#10, 6x9, or 9x12, i.e. self mailer), per thousand	$___
Minimum	$___
Create and affix labels to self mailers, per piece	$___
Minimum	$___
Custom insert one piece into A#10, 6x9 & 9x12, per piece	$___
Minimum	$___
Custom insert additional pieces, per piece	$___
Hand sort 9x12s (standard mail pre-sort), per thousand	$___
Create and affix labels, hand insert one piece, per piece	$___
Print labels only, per label	$___
Affix labels only, per label	$___

Compliance legal mailing (first class - mailing has started)	$___
Copy of U.S.P.S. forms 3602 or 3606 per mailing, each	$___
Create mailing list (AOS not processing mailing, per entry	$___
Print and process, package	$___
Work order administration fee, each	$___
Duplicate tax forms, each	$___
minimum	$___
Intelligent inserting (selective), each	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Affidavit charge, each	$___

E.           Special Requests.  Any expenses incurred at the direction of Fund, not expressly included herein.

F. ADDITIONAL PRINT MAIL. Special Mailings Not Expressly Included In Subsection D.
Creation of zip disk mailing file	$___
ZIP+4 data enhancement (clean/format all addresses), per thousand	$___
Minimum	$___
Data manipulation (create mailing data base, split files), per hour	$___
Data extract shareholder records from mainframe system, per hour	$___
Household (combining) programming: record consolidation, per thousand	$___
Minimum	$___
Address and Machine insert #10 or 6x9 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert #10 or 6x9, per thousand	$___
Address and machine insert 9x12 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert 9x12, per thousand	$___
Address envelope only (#10, 6x9, or 9x12, i.e. self mailer), per thousand	$___
Minimum	$___
Create and affix labels to self mailers, per piece	$___
Minimum	$___
Custom insert one piece into A#10, 6x9 & 9x12, per piece	$___
Minimum	$___

Other Special Mailings Not Expressly Included In Part D.
Custom insert additional pieces, per piece	$___
Hand sort 9x12s (standard mail pre-sort), per thousand	$___
Create and affix labels, hand insert one piece, per piece	$___
Minimum	$___
Print labels only, per label	$___
Affix labels only, per label	$___
Compliance legal mailing (first class - mailing has started)	$___
Copy of U.S.P.S. forms 3602 or 3606 per mailing, each	$___
Create mailing list (AOS not processing mailing, per entry	$___

Minimum	$___
Print and process, each	$___
Work order administration fee, each	$___
Minimum processing per job	$___
Duplicate tax forms, each	$___
minimum	$___
Intelligent inserting (selective), each	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Affidavit charge, each	$___

G.          ADDITIONAL OUT-OF-POCKET EXPENSES.

1.           Fund shareholder applications
2.           Shareholder account kits
3.           Fund shareholder Welcome Letters
4.           Fund Shareholder Reference Guides
5.           60 day reinvest card
6.	Dalbar measurements of call center representatives and services that specifically address inquiries related to the Funds

H.           In connection with the Amended and Restated Services Agreement, dated as of June 2, 2011 ("Primerica Agreement"), by and among BNYM, Primerica Shareholder Services, Inc. ("PSS") and PFSI Investments Inc. ("PFSI"), PSS is obligated to pay BNYM for out-of-pocket expenses incurred by BNYM in connection with the SuRPAS Accounts in accordance with the Primerica Agreement.  Each fund acknowledges and agrees to reimburse BNYM for out-of-pocket expenses owed by PSS pursuant to the Primerica Agreement, as it may be amended or extended from time to time, in accordance with the following formula on a monthly basis:

(SA divided by T) multiplied by E

Where:
T =	Total number of open ledger positions serviced by BNYM pursuant to the Primerica Agreement in a particular month
SA =	Total number of open ledger positions in SuRPAS Accounts serviced by BNYM pursuant to the Primerica Agreement in a particular month
E =	Total out-of-pocket expenses PSS is obligated to reimburse BNYM in accordance with the Primerica Agreement for a particular month

17.           Miscellaneous Terms.

This fee letter agreement may be adjusted or modified only by a written amendment executed by the parties hereto.

All amounts due will be payable within 30 days of receipt of the invoice except for any fees or expenses that are subject to a good faith dispute.  Fees not paid within 60 days of the date of the invoice will be subject to a late charge of 1.5% per month. Any objections, corrections, or adjustments to a bill must be raised by any party within 12 months of the billing date. After the 12-month period, all bills will be considered final.

Fee waivers are temporary and given at BNY Mellon's discretion.  BNY Mellon may cancel a fee waiver at any time at its discretion unless it has agreed in writing to a specified effective period.

"Fees" for all purposes of this fee letter means all fees as well as all other compensation amounts in this fee schedule not specifically called fees, such as transaction charges and other charges, monthly minimums, fee "caps", hourly rates, Shareholder expenses and other quoted expenses, and expense "caps", but does not include interest rates, percentages used for fee discounts or for fee reductions, deductions or adjustments of any nature or amounts in waiver provisions.

To the extent necessary or appropriate to interpret or enforce the terms of this fee letter agreement, applicable terms of the TA Agreement shall apply and be deemed incorporated by reference into this fee letter agreement. This fee letter agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the fees, charges and reimbursable expenses set forth herein and, in conjunction with terms of the TA Agreement addressing administrative matters relating to fees and reimbursable expenses, supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, letters of intent and communications of any other nature relating to such subject matter.

The Bank of New York Mellon Corporation (“BNYM Corporation”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM Corporation and its subsidiaries and (ii) to expand and develop client relationships.  This program may lead to the payment of referral fees and/or bonuses to employees of BNYM Corporation or its subsidiaries who may have been involved in a referral that resulted in the obtaining of products or services by the client covered by the TA Agreement to which this fee schedule relates or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid with respect to all such services or products.

All of the information contained within this fee schedule is confidential and should not be made available to third parties without prior permission from BNY Mellon.

If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

BNY Mellon Investment Servicing (US) Inc.

By:   /s/ Christopher Healy

Name:  Christopher Healy
Agreed and Accepted:
Title:   Managering Director
On behalf of Trust for Advanced Portfolios
and each Fund in its individual and separate
capacity

By: /s/ Christopher E. Kashmerick

Name: Christopher E. Kashmerick

Title:   President